REIMBURSEMENT AGREEMENT



                               among


                       PIERCING PAGODA, INC.


                                and


  CORESTATES BANK, N.A., as Administrative Agent, Co-Agent and a
                              Lender


                                and

               SUMMIT BANK, as Co-Agent and a Lender


                                and

              FIRST UNION NATIONAL BANK, as a Lender



Dated as of April 29, 1998






Piercing Pagoda, Inc.
           Taxable Variable Rate Demand/Fixed Rate Bonds
Series of 1998
REIMBURSEMENT AGREEMENT


      This Reimbursement Agreement (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Agreement"), dated as of April 29, 1998, is by and among Piercing Pagoda, Inc. ("Borrower"), a Delaware corporation having its chief executive office at 3910 Adler Place, Bethlehem, Pennsylvania 18016, the financial institutions now or hereafter parties to this Agreement and their respective successors and assigns (each a "Lender" and collectively, the "Lenders"), CoreStates Bank, N.A. ("CoreStates"), a national bank having offices at 600 Penn Street, Reading, Pennsylvania 19603, Summit Bank ("Summit"), a New Jersey bank having offices at 1 Bethlehem Plaza, Bethlehem, Pennsylvania 18018, and First Union National Bank ("FUNB"), a national bank having offices at 702 Hamilton Mall, Allentown, Pennsylvania 18101.

BACKGROUND

A. Pursuant to the terms and subject to the conditions set forth in that certain Syndicated Loan Agreement dated March 27, 1997 among the parties to this Agreement (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Syndicated Loan Agreement"), CoreStates and Summit are co-agents for the Lenders (in such capacity, each an "Agent" and collectively, the "Agents"), and CoreStates is administrative agent and letter of credit issuing agent for the Lenders (in such capacity, the "Administrative Agent").

B. Borrower has authorized and directed the issuance of its $2,565,000.00 aggregate principal amount Taxable Variable Rate Demand/Fixed Rate Bonds, Series of 1998 (the "Bonds") to finance a project (the "Project") consisting of the construction of a 70,655 square foot building on 5.3 acres of land in Hanover Township, Northampton County, Pennsylvania. The Project shall be constructed in accordance with certain plans and specifications (together with all modifications thereto approved by Administrative Agent, the "Plans and
Specifications"), copies of which, when prepared, shall be signed by both Borrower and Administrative Agent for identification purposes and deposited with Administrative Agent. The Bonds shall issue pursuant to the Trust Indenture, dated as of April 29, 1998 (the "Indenture"), among Borrower, Dauphin Deposit Bank and Trust Company, as trustee under the Indenture (with its successors and assigns, the "Trustee") and Dauphin Deposit Bank and Trust Company, as tender agent.

C. Under the terms and subject to the conditions set forth in the Syndicated Loan Agreement, Borrower has requested Administrative Agent, on behalf of each Lender (according to such Lender's Pro Rata Shares), to issue an irrevocable letter of credit in the form of Exhibit "A", attached hereto, incorporated herein by this reference and hereby made a part hereof (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Letter of Credit") in an amount equal to $2,619,954.25, of which the sum of $2,565,000.00 shall be in respect of the payment of principal of the Bonds (the "Principal Component") and $54,954.25 shall be in respect of the payment of a certain portion of interest accrued on the Bonds on or prior to the stated maturity of the Bonds (the "Interest Component").

D. The proceeds from the sale of Bonds shall, in accordance with the terms and subject to the conditions of the Indenture, be deposited with the Trustee from the Project Fund (as defined in the Indenture), with advances of such proceeds being made by the Trustee, with the consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed if the conditions to such consent as set forth in this Agreement are satisfied.

      NOW,  THEREFORE,   with  the  foregoing   Background  deemed  incorporated
hereinafter by this reference and hereby made a part hereof, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

SECTION 1 - DEFINITIONS: ACCOUNTING TERMS. For the purpose of this Agreement, in addition to terms defined elsewhere herein, the following terms shall have the following meanings:

      "Advance" shall have the meaning assigned to such term in
Section 2(d).

      "Affiliate" shall mean any corporation or other business enterprise directly or indirectly controlled by, or under direct or indirect common control with the Company.

      "Authorized Officer" means the President or the Chief
Financial Officer of Borrower.

      "Basic Documents" means, collectively, the Bond Documents and the Letter of Credit Documents, and "Basic Document" shall mean any one of them.

      "Bond Documents" means two or more, including all, of the Bonds, the Indenture, and the Placement Agreement, all as the same may be amended, modified, supplemented or restated from time to time, and "Bond Document" shall mean any one of the foregoing.

      "Bond Placement Agreement" shall have the meaning assigned to such term in the Indenture.

      "Business Day" shall have the meaning assigned to such term in the Indenture.

      "Certifying Officer" shall mean the Secretary or an Assistant Secretary of the specified corporation.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Completion Date" means June 30, 1998.

      "Date of Issuance" shall mean the date of issuance and delivery of the Letter of Credit.

      "Debt" means:

i. All items (except items of capital stock or capital surplus or of contingency reserves, reserves or allowances for deferred income taxes or reserves or allowances for unearned revenues) which in accordance with GAAP applied on a consistent basis would be included in determining total liabilities as shown on the liability side of a balance sheet of any such Person as of the date on which Debt is to be determined, regardless whether the Debt secured thereby shall be recourse Debt or otherwise; and

ii. All Debt of others within the meaning of (i) above which any such Person has directly or indirectly made a Guarantee, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or become liable for, or in respect of which such purchase or other acquisition of any product, materials, or supplies, or for the making of shipments, or for the payment for services, if in any such case payment therefor is to be made regardless of the nondelivery of the product, materials, or supplies or the nonfurnishing of the transportation or services.

      "Default" shall mean any event which, with notice or lapse of time, or both, would become an Event of Default.

      "Dollars" and "$" shall mean United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States.

      "Drawing" shall mean a drawing under the Letter of Credit pursuant to the terms thereof.

      "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

      "ERISA Affiliate" means, as applied to any Person, any trade or business (whether or not incorporated) that would be aggregated with Borrower for any purpose relevant to ERISA or the Code relating to any Plan.

      "Event of Default" shall have the meaning assigned to such term in Section 8 hereof.

      "Expiration Date" shall have the meaning assigned to the term the "Letter of Credit Termination Date" in the Indenture, as said date may be extended pursuant to Section 16 hereof.

      "GAAP" means generally accepted accounting principles as in effect in the United States for Persons in the United States applied on a basis consistent with Borrower's present accounting standards.

      "Guarantee" means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment or any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term "Guarantee" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Administrative Agent in good faith.

      "Hazardous Substances" shall have the meaning ascribed to such term or similar terms such as "hazardous waste" in any applicable state or federal law or regulation.

      "Investment" means any advance, extension of credit (excluding current accounts receivable arising in the ordinary course of business and endorsements of negotiable instruments for collection in the ordinary course of business) or contribution of capital to any Person or purchase or other acquisition of the stock or any notes, debentures or other securities of, or any equity interest in, any other Person.

      "Letter of Credit Amount" shall have the meaning assigned to such term in the Letter of Credit.

      "Letter of Credit Documents" means this Agreement, the Note, that certain Continuing Letter of Credit Agreement, that certain Open-End Mortgage and Security Agreement, that certain Assignment of Lessor's Interest in Leases and all related instruments, agreements and documents, each to be executed and delivered by Borrower in connection with the issuance of the Letter of Credit, all as the same may be amended, modified, supplemented or restated from time to time.

      "Material Adverse Effect" is defined in Section 6(a).

      "Net Income" means, at any time, the net income after taxes of Borrower, as such would appear on a statement of operations of Borrower prepared in accordance with GAAP.

      "Note(s)" means the Revolving Loan Note(s) as defined in the Syndicated Loan Agreement.

      "Obligations" shall mean all indebtedness, liabilities, responsibilities and obligations, whether now existing or hereafter arising, primary or contingent, owing to Administrative Agent by Borrower, pursuant to this Agreement or the Basic Documents and all covenants, agreements and obligations, whether now existing or hereafter arising, to be performed or observed in favor of Administrative Agent by Borrower, pursuant to this Agreement or any Basic Document.

      "Outstanding" shall have the meaning assigned to such term in the Indenture.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

      "Person" shall mean a corporation, a limited liability company, an association, a partnership, an organization, a trust or business trust, an individual, a government or political subdivision thereof or a governmental agency.

      "Plan" means any pension plan which is covered by Title IV of ERISA in respect of which Borrower or any ERISA Affiliate would have any liability pursuant to ERISA.

      "Prime Rate" shall mean a fluctuating interest rate per annum equal at all times to the rate of interest determined by Administrative Agent, from time to time, as its Prime Rate, with each change in such rate to automatically and immediately change the Prime Rate.

      "Project Facilities" shall have the meaning assigned to such term in the Indenture.

      "Property" means, collectively, the real property and improvements situate in Hanover Township, Northampton County, Pennsylvania, upon which the Project Facilities are being constructed, all as more fully described in the Letter of Credit Documents.

      "Pro Rata Share" shall have the meaning ascribed to such term in the Loan Agreement.

      "Rating Agency" shall have the meaning assigned to such term in the Indenture.

      "Reportable  Event"  shall have the  meaning  assigned  to such term under
Section 4043 of ERISA.

      "SEC" shall mean the Securities and Exchange Commission and its successors.

      "Subordinated Indebtedness" means all Indebtedness incurred at any time by Borrower, the repayment of which is subordinated to the Loans in form and manner satisfactory to Administrative Agent.

      "Subsidiary" of a Person shall mean any entity organized under the laws of any state, province or country, or political subdivision thereof, a majority of the voting stock of which shall, at the time as of which any determination is being made, be owned by such Person either directly or indirectly through any other Person.

      "Substitute Letter of Credit" shall have the meaning assigned to such term in the Indenture.

      "Tangible Capital Funds" means, at any time, the amount by which all Assets, excluding deferred costs and intangible Assets, exceed all Liabilities, as would be shown on a balance sheet of Borrower prepared as of the date of determination in accordance with GAAP, plus Subordinated Indebtedness.

      "Taxes" shall mean all federal, state and local or foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other taxes, including interest and penalties thereon, and including estimated taxes thereof.

      "10-K and 10-Q  Reports"  shall have the meaning  assigned to such term in
Section 6(f).

      "Unfunded Liability" shall mean, with regard to any Plan, the excess of the actuarial present value of benefit liabilities under the Plan over the current value of the Plan's assets. The term "benefit liabilities" shall have the meaning assigned to such term in Section 4001 of ERISA. Whenever this Agreement requires the amount of any Unfunded Liability to be determined, it shall be determined as of the end of the most recent Plan year based on the final actuarial valuation prepared for the Plan for funding purposes.

      Whenever any agreement, pledge, or other agreement, instrument or document is defined in this Agreement, such definition shall be deemed to mean and include, from and after the date of an amendment, restatement, or modification thereof, such agreement, pledge, or other instrument or document as so amended, restated or modified. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice versa. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

      All accounting terms used in this Agreement which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP consistently applied. All computations made pursuant to this Agreement shall be made in accordance with GAAP consistently applied. In the event that a change in GAAP occurs or is first adopted by Borrower after the date of this Reimbursement Agreement and, in the view of Borrower or
Administrative Agent, such change would have a significant effect on the calculation of or the compliance by Borrower with any of the financial requirements of Section 6 hereof, then Company and Administrative Agent agree to make such adjustments to the financial requirements contained herein as are reasonable under the circumstances and which, as near as is practicable, reflect the impact of the change in GAAP.

      All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Syndicated Loan Agreement. To the extent of any inconsistency between the terms of this Agreement and the terms of the Syndicated Loan Agreement, this Agreement shall govern and control.

SECTION 2 REIMBURSEMENT AND OTHER PAYMENTS; COLLATERAL SECURITY.

a) Reimbursement and Interest. Borrower hereby agrees to pay to Administrative Agent:

i) on the same Business Day of any Drawing, but after payment by Administrative Agent of such Drawing to the Trustee, a sum (and interest on such sum as provided in clause (ii) below) equal to such amount so drawn under the Letter of Credit;

ii) notwithstanding the rate(s) of interest set forth in the Syndicated Loan Agreement and the Notes, interest on any and all amounts not paid by Borrower hereunder from the earlier of the date of a Drawing under the Letter of Credit or the date such amounts become payable until payment in full, payable on demand, at a fluctuating interest rate per annum equal to the Prime Rate plus two percent (2%); and

iii) any and all charges and expenses which Administrative Agent may pay or incur relative to the Letter of Credit and any and all expenses incurred by Administrative Agent in enforcing any rights under this Agreement and the other Basic Documents.

b)         Issuance and Other Fees.

i) Borrower hereby agrees to pay to Administrative Agent an issuance fee with respect to the Letter of Credit from the Date of Issuance to the Expiration Date computed at the rate of one percent (1%) per annum on the Letter of Credit Amount. This fee shall be payable annually on or before the date sixty (60) days prior to any Expiration Date. The first payment of the issuance fee is due concurrently herewith.

ii) Upon each Drawing, amendment, transfer of the Letter of Credit in accordance with its terms and any amendment of the Letter of Credit or this Reimbursement Agreement requested by Borrower or the Trustee, Borrower agrees to pay to Administrative Agent its then existing standard charges for such letter of credit activity plus Administrative Agent's actual costs and expenses associated with such transfer or amendment (and interest on such costs and expenses from the date expended by Administrative Agent to the date reimbursed by Borrower at the interest rate specified in Section 2(a)(ii)), payable on the date of such transfer or amendment.

c) Computation of Interest and Commission. Interest and commission payable hereunder shall be computed on the basis of a year of 360 days, for the actual number of days elapsed. Whenever any payment under this Agreement shall be due on any day that is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the due date for any such payment is so extended or extended for any other reason, including operation of law, interest shall accrue and be payable for such extended time.

d)         Change in Law: Compensation.

i) If any change in any law, regulation, guideline or directive (whether or not having the force of law) or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (1) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by Administrative Agent or any advance or forbearance in respect of the reimbursement obligations of Borrower under this Agreement (an "Advance") (2) reduce the amount of any payment to be received by Administrative Agent under this Agreement or, (3) impose on Administrative Agent any other condition regarding this Agreement, the Letter of Credit or an Advance, and the result of any event referred to in clauses (1), (2) or (3) above shall be to increase the cost to Administrative Agent of issuing or maintaining the Letter of Credit or any Advance (which increase in cost shall be the result of Administrative Agent's reasonable allocation of the aggregate of such cost increases resulting from such events) or reduce the amount to be received by Administrative Agent under this Agreement, then, from time to time as specified by Administrative Agent, upon demand by Administrative Agent, Borrower shall pay to Administrative Agent within five Business Days after receipt of written demand for payment such additional amounts which shall be sufficient to compensate Administrative Agent for such increased cost or reduction of amount received from the date of such change, together with interest on each such amount from the due date until payment in full thereof at the rate provided in clause (ii) of paragraph (a) above. Administrative Agent shall submit to Borrower, at or prior to the making of each such demand, a certificate setting forth in reasonable detail such increased cost incurred or reduction of amount received by Administrative Agent as a result of any event mentioned in clauses (1), (2) or (3) above and the basis therefor, which certificate shall be presumed to be correct as to the amount and the basis thereof.

ii) Without limiting the foregoing clause (i), in the event that the application, enactment or adoption of, or any change in, any law, rule, regulation, treaty, guideline or directive, (including, without limitation, pursuant to the "risk-based capital guidelines" published at 54 F.R. 4168 or 54 F.R. 4186 and any successor guidelines or regulations) or the occurrence of the effective date of any law, rule, regulation, treaty, guideline or directive or any provision thereof enacted or adopted on the date of the execution hereof but which has not yet become effective, or the application, interpretation or enforcement of any of the foregoing by any court, central bank, administrative or governmental authority charged with the administration thereof (whether or not having the force of law) affects or would affect the amount of capital required, expected or advisable to be maintained by Administrative Agent in connection with the Letter of Credit or any Advances, and the result of any of the foregoing shall be to increase the cost to Administrative Agent of extending, issuing or maintaining the Letter of Credit or any Advances or to reduce any amount (or the effective return on any amount) received or receivable by Administrative Agent or reduce the rate of return on Administrative Agent's capital as a consequence of its obligations in respect of the Letter of Credit or any Advances to a level below that which Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration Administrative Agent's policies with respect to capital adequacy) by any amount deemed by Administrative Agent to be material, in connection with the Letter of Credit or any Advances (which increase in cost or reduction in yield shall be the result of Administrative Agent's reasonable allocation of the aggregate of such cost increases or yield reductions resulting from such event), then, from time to time as specified by Administrative Agent, within five (5) Business Days after written demand by Administrative Agent, Borrower shall pay to
Administrative Agent such additional amounts which shall be sufficient to compensate Administrative Agent for all such increased costs or reductions in yield incurred since the date of any such imposition, modification or application. Administrative Agent shall submit to Borrower, at or prior to the making of each such demand, a certificate setting forth in reasonable detail the amount of and the basis for such increased costs or yield reductions incurred by Administrative Agent as a result of any of the foregoing which certificate shall be presumed to be correct as to the amount thereof and basis therefor.

iii) If any change in any law, regulation, guideline or directive (whether or not having the force of law) or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall prohibit or restrict the making of any drawing under the Letter of Credit, maintaining as outstanding any Advance or the charging of interest on such Advance, Borrower agrees that Administrative Agent shall have the right to comply with such prohibition or restriction and require repayment in full of each Advance together with accrued interest thereon. Administrative Agent shall submit to Borrower, at or prior to the making of each such request, a certificate setting forth the details concerning the foregoing, which certificate shall be presumed to be correct as to such matters.

e) Time and Place of Payment. All payments by Borrower to Administrative Agent hereunder shall be made by 1:00 p.m. Reading, Pennsylvania time on the date due in lawful currency of the United States in immediately available funds to Administrative Agent at 600 Penn Street, Reading, Pennsylvania, or at such other place as Administrative Agent shall have designated to Borrower in writing. Any payment made after such time shall be deemed to be made on the next following Business Day.

f) Maintenance of Accounts. Administrative Agent shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of Borrower and the amounts payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall be presumptive evidence of the existence and amounts of the Obligations of Borrower therein recorded. The failure to record any such amount shall not, however, limit or otherwise affect the Obligations of Borrower hereunder, together with all interest accrued thereon as provided in this Section 2.

g) Cure. Borrower agrees to pay to Administrative Agent on demand any amounts advanced by or on behalf of Administrative Agent to the extent required to cure any Default or Event of Default under this Agreement or any Basic Document. This provision shall give Administrative Agent the right to cure any such default, event of default or event of nonperformance but shall not be construed as obligating, and shall not in any way obligate, Administrative Agent to do so.

SECTION 3 - SECURITY.

a) Security and Subrogation Under Indenture. Borrower and Administrative Agent intend that (i) Administrative Agent will have the security and benefit of the Bond Documents as provided in the Indenture and (ii) in the event that one or more Draws are not reimbursed under the Letter of Credit and applied to the payment of Bonds, Administrative Agent will be subrogated pro tanto to the rights of the Trustee and the holders of such Bonds under the Bond Documents and in and to all funds and security held by the Trustee under the Indenture for the payment of the principal of and interest on such Bonds including, without limitation, the Bond Fund, the Project Fund, all other funds and Investment Securities and other instruments comprising investments thereof (each as defined in the Indenture). In addition, Administrative Agent shall have any and all other subrogation rights available to Administrative Agent at law and in equity.

b) Pledge of Rights to Certain Funds and Investments. To secure Borrower's obligations to Administrative Agent under this Agreement, Borrower hereby pledges to Administrative Agent, and grants to Administrative Agent a security interest in, all of Borrower's right, title and interest in and to all funds and investments thereof now or hereafter held by the Trustee under the Indenture as security for the payment of the Bonds including, without limitation, the funds and Investment Securities described above, investments thereof and interest and other income derived therefrom held as security for the payment of the Bonds; such pledge, assignment and grant being under and subject only to the rights of the Trustee under the Indenture. Borrower covenants and agrees that it will defend Administrative Agent's rights and security interests created by this Section against the claims and demands of all persons. In addition to its other rights and remedies under this Agreement and the Basic Documents, Administrative Agent shall have all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law with respect to the security interests created by this Section. Administrative Agent's rights under this Section are in addition to, and not in lieu of, its rights described in Section
(a).

c) Letter of Credit Documents. To further secure Borrower's obligations to Administrative Agent under this Agreement, on or prior to the Date of Issuance, Borrower shall execute and deliver to Administrative Agent the Letter of Credit Documents.

d) Financing Statements. Borrower will execute and deliver such financing statements and continuation statements ("Financing Statements") under the Uniform Commercial Code or other applicable law as Administrative Agent may reasonably specify in order to perfect and maintain perfection of Administrative Agent's security interests under this Agreement and the other Letter of Credit Documents and will pay the costs of filing the same in such public offices as Administrative Agent may designate.

SECTION 4 - AGREEMENT OF BANK; CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT.

a) Agreement of Administrative Agent. Subject to the terms and conditions of this Agreement, Administrative Agent agrees to issue the Letter of Credit.

b) Conditions Precedent to Issuance of the Letter of Credit.

i) Administrative Agent shall have received on or before the Date of Issuance the following, each dated the Date of Issuance or the date hereof, as Administrative Agent may require, in form and substance reasonably satisfactory to Administrative Agent:

A) Articles or Certificate of Incorporation of Borrower certified as of a recent date by the Secretary of the Commonwealth of Pennsylvania;

B) Certificate of good standing for Borrower issued as of a recent date by the Secretary of the Commonwealth of Pennsylvania;

C)         copies of each of the following:

1)         Bylaws of Borrower; and

2) resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Agreement and the Basic Documents to which it is a party;

in each case certified by a respective Certifying Officer which certificate shall state that such bylaws and resolutions are in full force and effect on the Date of Issuance;

D) a certificate of a Certifying Officer of Borrower certifying the name and true signatures of the officers of Borrower authorized to sign this Agreement and the Basic Documents to be executed and delivered by it; E) each of the Letter of Credit Documents and Financing Statements fully executed by Borrower and accompanied by (i) UCC, tax and judgment lien records search results in the name of Borrower in the Commonwealth of Pennsylvania (including the counties in which Borrower does business in each such state), (ii) a loan policy of title insurance insuring Administrative Agent's lien on the Property and the other Project Facilities as a first lien subject only to such standard exceptions as may be approved by Administrative Agent and (iii) policies (and related endorsements) of casualty insurance required by the Basic Documents;

F) an opinion of Duane, Morris and Heckscher LLP, counsel to Borrower, as to such matters as Administrative Agent may reasonably request, which opinion shall be satisfactory to Administrative Agent in form and substance;

G) an opinion of King, McCardle, Herman, Freund & Olexa, as Bond Counsel, as to such matters as Administrative Agent may reasonably request, which opinion shall be satisfactory to Administrative Agent in form and substance;

H) a fully executed copy (or a duplicate thereof) of each of the other Basic Documents not listed above;

I) a survey prepared by a licensed surveyor or civil engineer dated not more than thirty (30) days prior to the Date of Issuance showing the boundary lines of the Property, the rights-of-way of the nearest streets, the location of all utility and other easements and rights-of-way affecting the Property, the proposed location(s) of the Project Facilities and such other details as Administrative Agent may reasonably require;

J) a cost budget for construction of the Project Facilities, copies of the Plans and Specifications and certified copies of all appropriate certificates including, without limitation, approvals, documents, writings and drawings issued by the governmental departments or agencies authorized to issue such writings or drawings, evidencing that the Project Facilities when constructed, will be in compliance with all applicable statutes, laws, ordinances, rules, regulations and requirements including, without limitation, all zoning and environmental requirements; and

K) evidence that Borrower has obtained a commitment for financing for the construction of a portion of the Project Facilities through the Pennsylvania Industrial Development Authority ("PIDA") in an amount not less than One Million ($1,000,000.00) Dollars to be secured by liens and security interests in and to the Project Facilities which liens and security interests shall be subject and subordinate to the liens and security interests of Administrative Agent in and to the Project Facilities, up to the sum of One Million Nine Hundred Eighty Thousand ($1,980,000.00) Dollars, the Bond Fund, all other funds and Investment Securities and other instruments comprising investments thereof;

L) payment of a nonrefundable commitment fee equal to 1/2% of the face amount of the Letter of Credit;

M)  such  other  documents,   instruments,   approvals  (and,  if  requested  by
Administrative Agent, certified duplicates of executed copies thereof) or opinions as Administrative Agent may otherwise reasonably request.

ii) The following statements shall be true and correct on the Date of Issuance and Administrative Agent shall have received a certificate of Borrower signed on its behalf by an Authorized Officer, dated the Date of Issuance, stating that:

A) the representations and warranties of Borrower contained in any of the Basic Documents and in Section 6 of this Agreement, are correct on and as of the Date of Issuance as though made on and as of such date; and

B) no Event of Default or Default has occurred and is continuing, or would result from the issuance of the Letter of Credit and/or the consummation of the transactions contemplated by the Basic Documents.

iii)       On or before the Date of Issuance:

A) the Issuer and the Trustee shall have duly authorized and executed the Indenture and the Indenture shall be in full force and effect; and

B)         the Bonds shall be validly issued and outstanding.

c) Conditions Precedent to Administrative Agent's Consent to Requisitions for Disbursements from the Project Fund.

i) No Event of Default or Default shall have occurred and be continuing;

ii) The Project Facilities shall be in compliance with all applicable laws, statutes, ordinances, rules, regulations and requirements, including, without limitation, all zoning and environmental requirements;

iii) The construction of the Project Facilities shall be and have been performed substantially in accordance with the Plans and Specifications and strictly in accordance with all applicable statutes, laws and ordinances, and any and all requirements of governmental authorities having jurisdiction in and for the locality in which the Project is located;

iv) Each requisition for disbursements from the Project Fund shall be in the form of Exhibit C to the Indenture, and shall be accompanied by, among other things, a certification by Borrower, any general contractor and any architect for the Project and, if required by Administrative Agent, Administrative Agent's inspecting architect or engineer (at Borrower's expense) that upon review of the Plans and Specifications and the progress of the construction of Project Facilities, the construction is in accordance with the Plans and Specifications, the Project Facilities will be completed by the Completion Date and in accordance with Borrower's budget for construction of the Project Facilities approved by Administrative Agent, it being understood, acknowledged and agreed that any approval of a requisition and any payment made by the Trustee from the Project Fund with the consent of Administrative Agent shall not constitute a waiver of Administrative Agent's rights as to any work or material which may be defective or which may fail to comply with the Plans and Specifications or with any terms of this Agreement;

v) Unless waived by Administrative Agent, each requisition shall be submitted at least fifteen (15) days in advance of the date requested for proceeds from the Project Fund;

vi) Advances may be made (directly or through a title insurer) to Borrower and/or any general contractor or any prime contractor(s), subcontractor(s), materialmen or others who have furnished goods or services in connection with the Project, or some of them, in accordance with Administrative Agent's direction to the Trustee from time to time; and

vii) Notwithstanding anything to the contrary set forth herein or in the Indenture, Administrative Agent shall have the right to request the Trustee to advance proceeds from the Project Fund, without any request therefor being submitted by Borrower, for the purposes of paying real estate taxes, insurance premiums, fees and expenses of Administrative Agent's counsel or to cure any Event of Default which Administrative Agent may (without obligation) elect to cure. Administrative Agent shall furnish to Borrower a copy of any request given to the Trustee for an advance of proceeds from the Project Fund.

SECTION 5 - OBLIGATIONS ABSOLUTE. The Obligations of Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the respective terms thereof, under all circumstances whatsoever, including, without limitation, the following circumstances:

i) any lack of validity or enforceability of the Letter of Credit or any of the Basic Documents;

ii) any amendment or waiver of or any consent to departure from all or any of the Basic Documents;

iii) the existence of any claim, setoff, defense or other rights which Borrower may have at any time against the Trustee, the Issuer, any beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom the
Trustee, any such beneficiary or any such transferee may be acting), Administrative Agent (other than the defense of payment to Administrative Agent in accordance with the terms of this Agreement) or any other person or entity, whether in connection with this Agreement, the Basic Documents or any unrelated transaction;

iv) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

v) payment by Administrative Agent under the Letter of Credit against presentation of a sight draft or certificate which does not comply with the terms of the Letter of Credit;

vi) payment by Administrative Agent under the Letter of Credit notwithstanding:

A) any instructions of Borrower given after the Letter of Credit is issued not to make payment thereunder;

B)                   the occurrence of any event including,
without limitation, the commencement of legal proceedings to prohibit payment under the Letter of Credit; or

C) the issuance of any order by any government agency, governing body or court whether or not having jurisdiction in the premises prohibiting payment under the Letter of Credit; and

vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

SECTION 6 - REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

a) Syndicated Loan Agreement Representations and Warranties. The representations and warranties set forth in the Syndicated Loan Agreement are hereby reasserted and restated by Borrower as of the date of this Reimbursement Agreement as if set forth at length herein.

b) Execution, Delivery and Performance. The execution, delivery and performance by Borrower of this Agreement and the other Basic Documents to which it is a party are within Borrower's powers as a corporation, have been duly authorized by all necessary corporate action, do not contravene (i) its Articles or Certificate of Incorporation and bylaws, (ii) any law, regulations, order, judgment, decree or contractual restriction binding on or affecting Borrower or
(iii) the Syndicated Loan Agreement,  and do not allow for, result in or require
(A) the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties except in favor of Administrative Agent or (B) the acceleration of any payment of, or maturity of, any Debt. c) Regulatory Authority. Borrower is duly authorized and licensed to operate the Project under the laws, rulings, regulations and ordinances of the Commonwealth of Pennsylvania and the departments, agencies and political subdivisions thereof and Borrower has obtained all requisite approvals of the Commonwealth of Pennsylvania and of federal, regional and local governmental bodies required to be obtained prior to the date of delivery of the Bonds and this Agreement and the failure to obtain would have a Material Adverse Effect. The Project is in compliance with all applicable federal, state and local zoning, subdivision, environmental, pollution control and other laws, rules, regulations, codes and ordinances.

d) No Consent, etc. No consent, authorization or approval or other action by, and no notice to or filing with (that has not already been obtained, taken or made), any Person is required for the due execution, delivery and performance by Borrower of this Agreement and any other Basic Documents to which it is a party.

e) Legal, Valid and Binding. This Agreement and the Basic Documents to which it is a party are the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

f) No Misrepresentation. Except as otherwise specifically set forth in writing to Administrative Agent, taken as a whole, all factual information heretofore or contemporaneously furnished in writing to Administrative Agent by Borrower was, when furnished and is as of the Date of Issuance, true and accurate in all material respects and did and does not omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

g) Regulation U, etc. Borrower does not own or have any present intention of acquiring, any "margin stock" within the meaning of Regulation U (12 CFR Part
221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Bonds will be used directly or indirectly, by Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any margin stock or for any other purpose which would cause the transactions contemplated hereby to be considered a "purpose credit" within the meaning of said Regulation U, or which would cause this Agreement to violate Regulation G, Regulation U, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934. Borrower is not an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

h) Compliance with Laws. Borrower is in compliance with all material laws, rules, regulations, court orders and decrees, and orders of any governmental agency which are applicable to Borrower, or to its properties, including, but not limited to, laws, rules, regulations, court orders and decrees and orders of any governmental agency with respect to employee benefits and Environmental Matters except to the extent that Borrower is contesting in good faith and by appropriate proceedings in accordance with applicable laws the compliance with such laws, rules, regulations, court orders and decrees and there has been set aside on its books such reserves with respect thereto as are required by GAAP or the failure of Borrower to be in compliance with would have a Material Adverse Effect. As of the Date of Issuance, there are no instances where Borrower is contesting its obligation to comply with any material law, rule, regulation, court order, or decree.

i) Public Utility Holding Company Act. Borrower is not subject to any state law or regulation regulating public utilities or similar entities, and is not, within the meaning of the Public Utility Holding Company Act of 1935, as amended, (a) a holding company, (b) a subsidiary or affiliate of a holding company or (c) a public utility.

j) Title to Properties: Patents, Trademarks, etc. Borrower has good and marketable title to all its properties and assets, including, without limitation, the Project Facilities. Except as permitted by the Syndicated Loan Agreement and the other Letter of Credit Documents, there are no mortgages, liens, charges, or encumbrances of any nature whatsoever on any of the properties or assets of Borrower. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses and rights with respect to the foregoing necessary for the conduct of its businesses, without any known conflict with the valid rights of others which would be inconsistent with the conduct of its business substantially as now conducted and as currently proposed to be conducted.

k) Environmental Matters. Borrower is conducting its business in compliance in all material respects with all applicable federal, state and local Environmental Laws including but not limited to the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and, except as set forth in the 10-K, there is not pending or, to the best knowledge of Borrower after diligent investigation, threatened, civil or criminal litigation, notice of violation or lien, or administrative proceeding relating to Environmental Laws involving Borrower which, either individually or in the aggregate, under current interpretation of current law could reasonably be expected to result in a Material Adverse Effect. To the best of Borrower's knowledge after diligent investigation, there is no condition or situation, including, without limitation, any lien or encumbrance, with respect to Environmental Laws which, either individually or in the aggregate, under current interpretation of current law could reasonably be expected to result in a Material Adverse Effect. Borrower has obtained from every governmental body including, but not limited to, the United States Environmental Protection Agency and the similar agency of Pennsylvania, all material approvals, consents, licenses, permits, and orders necessary to carry on its business as currently conducted. Except as set forth in the 10-K, to the best of its knowledge after diligent investigation, Borrower has not transported Hazardous Substances or arranged for the transportation of such Hazardous Substances to any location which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Borrower for clean-up costs, remedial work, damages to natural resources or for personal injury claims which, either individually or in the aggregate, under current interpretation of current law could reasonably be expected to result in a Material Adverse Effect. Borrower has not treated, stored for more than 90 days, recycled or disposed of any Hazardous Substances on any property now or previously owned or leased by Borrower which under current interpretation of current law could reasonably be expected to result in a Material Adverse Effect. For purposes of this subsection (q) the term "diligent investigation" shall mean inquiry of employees who should have knowledge as to the matters involved and review of records of Borrower but does not require the engagement of third parties to conduct independent reviews and examinations.

SECTION 7 - AFFIRMATIVE COVENANTS OF BORROWER. So long as the Expiration Date has not occurred or any Obligation has not been completely performed or otherwise satisfied unless Administrative Agent shall otherwise consent in writing:

a) Existence, Business, etc. Borrower will cause to be done all things necessary to preserve and to keep in full force and effect its existence and rights and will conduct its business in a prudent manner. Borrower will comply in all material respects with all valid laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction including, without limitation, Environmental Laws; provided, however, Borrower shall not be required to comply with any law or regulation which it is contesting in good faith by appropriate proceedings so long as either the effect of such law or regulation is stayed pending the resolution of such proceedings or the effect of not complying with such law or regulation does not materially and adversely affect the business, properties, operation or condition (financial or otherwise) of Borrower.

b) Accounts and Reports. Borrower will maintain a standard system of accounting in accordance with GAAP and furnish to Administrative Agent the following reports:

i) As soon as available, and in any event within ninety (90) calendar days after the end of each fiscal year of Borrower, for such fiscal year, (x) balance sheets of Borrower, (y) statements of income and expenses of Borrower and (z) statements of changes in financial position of Borrower, certified by independent certified public accountants and accompanied by a statement of such Person certifying the financial statements comprising such report have not disclosed the existence of any condition or event which constitutes a Default or an Event of Default or, if such a condition or event exists, specifying the nature thereof,

ii) As soon as available, and in any event within forty-five (45) calendar days after the end of each fiscal quarter, for such fiscal quarter, unaudited statements of income and expense and balance sheets of Borrower certified by an Authorized Officer of Borrower and a statement of such officer that the examination made in preparing and certifying such unaudited financial statements has not disclosed the existence of any condition or event which constitutes a Default or an Event of Default or, if such a condition or event exists, specifying the nature thereof,

iii) With each report required to be provided pursuant to clause (ii) above, a certificate signed by an Authorized Officer setting forth in detail the calculations used in determining Borrower's compliance with the covenants set forth in the Syndicated Loan Agreement;

iv) As soon as possible, but in any event not more than ten (10) calendar days after the occurrence of any condition or event which constitutes a Default or an Event of Default, notice of such condition or event and the action which Borrower proposes to take with respect thereto;

v) As soon as possible, and in any event within ten (10) calendar days after Borrower knows or has reason to know that any Reportable Event has occurred with respect to any Plan, a statement from an Authorized Officer setting forth details as to such Reportable Event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event, if any, given to the PBGC if a copy of such notice is available to Borrower.

vi) Promptly after receipt thereof, a copy of any notice which Borrower or any ERISA Affiliate receives from the PBGC, the Department of Labor, or the Internal Revenue Service with respect to any Plan; provided, however, that this clause
(vi) shall not apply to (i) notices of general application promulgated by the Department of Labor or (ii) notices that do not relate to a tax that may be assessed, or a liability that may be asserted, against Borrower or any ERISA Affiliate, unless it relates to an investigation or inquiry, or a fact, situation, or state of affairs that may lead to the assessment of any such tax or the assertion of any such liability;

vii) Promptly upon receipt thereof, a copy of any notice, compliance inquiry, administrative complaint or any complaint received by Borrower on any material matter from any governmental authority or agency concerning Environmental Laws excluding notices of general application from any such agency or authority;

viii) Borrower will promptly notify Administrative Agent in writing of any litigation, legal proceeding or, when known by any Company, threat of legal proceeding affecting Borrower in accordance with the provisions of the Syndicated Loan Agreement; and

ix) Copies of all notices, definitive proxy statements and other similar documents sent by Borrower to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they have been issued or, to the extent applicable, to any securities exchange or the SEC or state agency regarding securities of Borrower.

c) Inspection. Borrower will furnish to Administrative Agent, upon reasonable request of Administrative Agent, full information pertinent to any covenant, provision, or condition of this Agreement or of any other Basic Document at all reasonable times and as often as Administrative Agent may reasonably request, will permit any authorized representative designated by Administrative Agent, prior to occurrence of a Default upon reasonable prior notice, but after the occurrence of a Default or Event of Default without any notice required, to visit and inspect, at the expense of Administrative Agent (but after the occurrence and during the continuance of, an Event of Default, at Borrower's expense), during normal business hours any of its properties, including its books (and to take extracts therefrom) and to discuss affairs, finances, and accounts with its officers and employees.

d) Incorporation of Loan Agreement and Syndicated Loan Agreement Covenants. Borrower will observe, perform and comply with each and every covenant, term and provision contained in the Syndicated Loan Agreement (the "Incorporated Provisions"), each of which is incorporated herein by this reference as if fully rewritten at length herein, such covenants, terms and provisions to continue in full force and effect with respect to this Agreement so long as it is in effect and until all of the Obligations are paid in full. In the event of any replacement of the Syndicated Loan Agreement with a similar credit facility to which Administrative Agent is a party (the "New Facility"), the representations, warranties, covenants and additional terms contained in such New Facility which correspond to the representations, warranties and covenants set forth in this Agreement, and such additional terms, shall be deemed incorporated provisions to the extent the same are consented to in writing by Administrative Agent and, if such consent is not granted or if the Syndicated Loan Agreement is terminated (and Administrative Agent and the Lenders waive any Event of Default arising by virtue of such termination) and not replaced, then the representations, warranties and covenants set forth in this Agreement shall continue to be the Incorporated Provisions. Nothing contained in this Subparagraph shall be deemed to impair the rights of the Lenders upon the termination of or the occurrence of an Event of Default under the Syndicated Loan Agreement.

SECTION 8 - NEGATIVE COVENANTS OF BORROWER. So long as the Expiration Date has not occurred or any Obligation has not been completely performed or otherwise satisfied:

a) Amendment of Agreements. Borrower will not enter into or consent to any amendments of any of the Basic Documents.

b) No Drawings on Letter of Credit, No Optional Redemptions. Borrower will not, and will not permit any Affiliate to, have any Bond (including the principal amount thereof and interest accrued thereon) legally or beneficially owned by any of them to be purchased, or redeemed or otherwise paid, directly or indirectly, by any drawing on the Letter of Credit. Borrower also agrees not to cause any optional redemption of the Bond pursuant to Section 6 of the Indenture, without the prior written consent of Administrative Agent which shall not be unreasonably withheld so long as no Default or Event of Default then exists or would result from or arise after such optional redemption. Borrower will give Administrative Agent notice of any proposed redemption not later than twenty (20) days prior to the date that Borrower plans to give notice to the Trustee but in no event later than thirty (30) days prior to the date of such proposed conversion or redemption. Any notice of a proposed conversion or redemption shall include reasonable detail as to how Borrower will immediately reimburse Administrative Agent for the Drawings that will be made in connection with such conversion or redemption.

c) Bond Status. Borrower shall not take any action that will cause the Rating Agency to reduce the rating on Bonds from that in effect on the Date of Issuance; provided that in no event shall Borrower be responsible for any change in such rating resulting from Administrative Agent's action or a change in the credit ratings of Administrative Agent.

SECTION 9 - EVENTS OF DEFAULT. Upon the occurrence of any of the following events (herein referred to as an "Event of Default"), unless waived by Administrative Agent pursuant to Section 9 hereof:

a) Untrue Representation. Any material representation or warranty made by Borrower herein or in any Basic Document or in any certificate, financial or other statement furnished to Administrative Agent by Borrower pursuant to this Agreement or any Basic Document shall prove to have been untrue or incomplete in any material respect when made; or

b) Failure to Pay. Borrower shall fail to pay when due any amount including, without limitation, payment pursuant to Section 2 hereof, specified in this Agreement or any of the other Basic Documents and such failure shall continue for five (5) consecutive days; or

c) Certain Section 7 Defaults. Default shall be made in the due observance or performance of any covenant, agreement, or provision contained in subsections
(a), (b) and (c) of Section 7 and such default shall continue for thirty (30) consecutive calendar days (or if such default cannot be cured within thirty (30) consecutive calendar days, Borrower shall have commenced within thirty (30) consecutive calendar days and shall be diligently taking action to cure such default and, if such default is material, so long as such default shall have been cured in any event within sixty (60) consecutive calendar days), or

d) Other Section 7 and Section 8 Defaults. Default shall be made in the due observance or performance of any covenant, agreement or provision contained in Section 7(f) or in Section 8 hereof; or

e) Other Provision Default. Default (not otherwise specified in this Section 9 shall be made in the due observance or performance of any other covenant, agreement, or provision of this Agreement or of any other Letter of Credit Document to be performed or observed by Borrower and such default shall not be corrected or cured within thirty (30) consecutive calendar days (or if such default cannot be cured within thirty (30) consecutive calendar days, Borrower shall have commenced within thirty (30) consecutive calendar days and shall be diligently taking action to cure such default and, if such default is material, so long as such default shall have been cured in any event within sixty (60) consecutive calendar days); or

f) Lack of Validity. Any provision of this Agreement or any Letter of Credit shall at any time for any reason cease to be valid and binding on Borrower or the validity or enforceability thereof shall be contested by Borrower or any other party thereto (excluding Administrative Agent) or any governmental agency or authority (other than the Issuer), or Borrower shall deny that it has any or further liability or obligation under this Agreement or any Letter of Credit Document; or

g) Basic Document Default. An "Event of Default" shall have occurred under and as defined in (i) Section 6.1 of the Loan Agreement or (ii) Section 8.01 of the Indenture, or an "Event of Default" shall occurred under and as defined in
Section 7 of the Syndicated Loan Agreement; or

h) Material Adverse Change. A material adverse change in the business, operations, management, properties or financial condition of Borrower, as determined by Administrative Agent in good faith, shall have occurred and shall be continuing without amelioration by Borrower for such period as Administrative Agent in its reasonable exercise of discretion deems appropriate in light of all circumstances Borrower shall have failed to provide to Administrative Agent its written explanation thereof; or

i) The Syndicated Loan Agreement shall have terminated or Administrative Agent shall no longer be a participant in or otherwise a party to the financing arrangements described therein.

Then, and in any such event, Administrative Agent may, in its sole discretion, declare the Obligations whether or not otherwise contingent or not then due or payable to be forthwith due and payable, and the same shall thereupon become due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived. Administrative Agent, in its sole discretion, may notify the Trustee of the occurrence of an Event of Default hereunder and thereby require the Trustee to declare the principal of the Bonds and the interest accrued thereon to be due and payable immediately (or, at the discretion of Administrative Agent, subject to mandatory purchase), all in accordance with the terms of the Indenture, and, upon said declaration, such principal and interest shall become and be immediately, due and payable. Upon any Event of Default, Administrative Agent may make the declaration or give the notice provided for above, but it shall not be obligated to do so, and Administrative Agent may, but shall not be obligated to, cure any default, event of default or event of nonperformance under any Basic Document, in which event Borrower shall reimburse Administrative Agent therefor pursuant to Section 17 hereof. In addition to the foregoing, Administrative Agent may exercise any other rights or remedies available under any Basic Document, any other agreement or at law or in equity. If the Event of Default is the failure by Borrower to reimburse Administrative Agent on a timely basis for an "Interest Drawing" (as defined in the Letter of Credit), Administrative Agent may, no later than the tenth (10th) Business Day following such drawing, deliver to the Trustee notice that the Letter of Credit will not be reinstated.

j) The rights and remedies of Administrative Agent specified herein are for the sole and exclusive benefit, use and protection of Administrative Agent, and Administrative Agent is entitled, but shall have no duty or obligation to
Borrower, the Trustee, the Bondholders (as defined in the Indenture) or otherwise, (i) to exercise or to refrain from exercising any right or remedy reserved to Administrative Agent hereunder, or (ii) to cause the Trustee or any other party to exercise or to refrain from exercising any right or remedy available to it under any of the Basic Documents. Administrative Agent may, in its sole discretion, also require the Trustee to cause the holders of the Bonds to surrender the Bonds for mandatory purchase pursuant to the provisions of the Indenture. Any amounts drawn on the Letter of Credit after declaration by
Administrative Agent that the Obligations are due and payable shall automatically be immediately due and payable by Borrower.

SECTION 10 - AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 11 - ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at 3910 Adler Place, Bethlehem, Pennsylvania 18016, Attention: Richard H. Penske, Chief Financial Officer; with a copy to Duane, Morris & Heckscher LLP, 968 Postal Road, P.O. Box 90400, Allentown, Pennsylvania 18109-0400; or if to Administrative Agent, mailed or delivered to it, addressed to it at CoreStates Administrative Agent, N.A., 600 Penn Street,
P. O. Box 1102, Reading, Pennsylvania 19603, Attention: Lynn B. Eagleson, Vice President; with a copy to Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 1401 Walnut Street, Philadelphia, Pennsylvania 19102, Attention: Richard S. Roisman, Esquire, or as to each party at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall be effective when delivered to the aforesaid addresses or, if mailed, be effective three (3) days after the date of deposit in the mails, addressed as aforesaid.

SECTION 12 - NO WAIVER: REMEDIES. No failure on the part of Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided in any Basic Document now or hereafter existing at law or in equity.

SECTION 13 - RIGHT OF SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default hereunder, Administrative Agent is hereby authorized at any time and from time to time, without notice to Borrower or to any other person or entity, any such notice being hereby expressly waived by Borrower, to setoff and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Administrative Agent to or for the credit or the account of Borrower against and on account of the Obligations of Borrower, irrespective of whether or not Administrative Agent shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

SECTION 14 - INDEMNIFICATION. Borrower hereby indemnifies and holds harmless Administrative Agent from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever which Administrative Agent may incur (or which may be claimed against Administrative Agent by any person or entity whatsoever) by reason of or in connection with (i) the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit, (ii) the issuance and sale of the Bonds or (iii) disputes between Borrower and any general contractor for the Project, or between any contractor and any subcontractor, materialman or supplier, or between Borrower or any contractor or any subcontractor and any municipal or public authority, or between Borrower and any broker pertaining to the transaction, including, without  limitation,  any of the  foregoing  resulting  from the  making  of any
Advance; provided that Borrower shall not be required to indemnify Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence of Administrative Agent in determining whether a sight draft or certificate presented under the Letter of Credit complied with the terms of the Letter of Credit or (b) Administrative Agent's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit. Nothing in this Section 14 is intended to limit the reimbursement obligation of Borrower contained in Section 2(a) hereof. In case any action or proceeding is brought against Administrative Agent in respect of which indemnity may be sought under this Agreement Administrative Agent shall give notice of any such action or proceeding to Borrower and may require Borrower, upon such notice, to assume the defense of the action or proceeding; provided that failure of Administrative Agent to give such notice shall not relieve Borrower from any of its obligations under this Section 14. Upon receipt of notice from Administrative Agent, Borrower shall resist and defend such action or proceeding at Borrower's expense. The obligations of Borrower under this Section 14 shall survive the payment of the Bonds and/or any Obligations and the termination of this Agreement for such period which is equal to the last statute of limitations governing when a claim may be brought against Administrative Agent for which it is entitled to indemnification pursuant to this Section 14 plus six (6) months.

SECTION 15 - CONTINUING OBLIGATION. This Agreement is a continuing obligation and shall (i) be binding upon Borrower, its successors and assigns, and (ii) inure to the benefit of and be enforceable by Administrative Agent and its successors, transferees and assigns; provided that Borrower may not assign all or any part of this Agreement without the prior written consent of Administrative Agent. Administrative Agent may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement, or grant participations herein, in the Letter of Credit or in any of its rights hereunder. No such assignment or participation by Administrative Agent, however, will relieve Administrative Agent of its obligation under the Letter of Credit. In connection with any assignment or participation, Administrative Agent may disclose to the proposed assignee or participant any information that Borrower is required to deliver to Administrative Agent pursuant to this Agreement.

SECTION 16 - LIMITED LIABILITY OF BANK. Borrower assumes all risks of the acts or omissions of the Trustee and any transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither Administrative Agent nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by Administrative Agent against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except only that Borrower shall have a claim against Administrative Agent, and Administrative Agent shall be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by Borrower which Borrower proves were caused by (i) Administrative Agent's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit or (ii) Administrative Agent's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, Administrative Agent may accept documents and certificates that appear on their face to be in order, without responsibility for further investigation, regardless of any knowledge or notice to Administrative Agent that the information contained therein is or may be inaccurate or false.

SECTION 17 - COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all costs and expenses of Lenders in connection with the preparation, execution, delivery and administration of this Agreement and any other documents which may be delivered in connection with this Agreement and all costs and expenses, if any, in connection with (i) the change in terms, maintenance, renewal or cancellation of the Letter of Credit, (ii) any and all amounts which Administrative Agent has paid relative to Administrative Agent's curing of any Event of Default resulting from the acts or omissions of Borrower under this Agreement or any Basic Document, (iii) the enforcement of this Agreement or any other Basic Document, or (iv) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain Administrative Agent from paying any amount under the Letter of Credit. In addition, Borrower shall pay any and all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Letter of Credit, this Agreement, any other Basic Document, or any other document which may be delivered in connection with this Agreement, and agrees to save Administrative Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

SECTION 18 - SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

SECTION 19 - SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the term of this Agreement required to be satisfactory to Administrative Agent, the determination of such satisfaction shall be made by Administrative Agent in its sole and exclusive judgment.

SECTION 20 - GOVERNING LAW. This Agreement is being intended to be performed in the Commonwealth of Pennsylvania, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such Commonwealth. Borrower AGREES AND CONSENTS TO THE EXERCISE OF JURISDICTION OVER IT BY ANY STATE OR FEDERAL COURT IN THE COMMONWEALTH OF PENNSYLVANIA AND THAT ANY ACTION OR PROCEEDING BROUGHT BY THE COMPANY UNDER THIS AGREEMENT OR ANY BASIC DOCUMENT AGAINST BANK SHALL BE BROUGHT IN SUCH COURTS.

SECTION 21 - COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

SECTION 22 - HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 23 - WAIVER OF JURY TRIAL. BORROWER AND BANK WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN OR AMONG, AS THE CASE MAY BE, BANK, OR BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE PREPARATION, EXECUTION, ADMINISTRATION OR ENFORCEMENT OF THIS AGREEMENT, THE LETTER OF CREDIT, THE BASIC DOCUMENTS OR ANY AGREEMENT OR DOCUMENT EXECUTED IN CONNECTION WITH ANY OF THE FOREGOING.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

(CORPORATE SEAL)               PIERCING PAGODA, INC.



ATTEST:_______________________
By:__________________________________
        Name:                    Name:
        Title:                        Title:


CORESTATES BANK, N.A., for itself and as Agent and Administrative Agent for the Lenders



By:_______________________________________
Name:
Title:


SUMMIT BANK, for itself and as Agent for the Lenders


By:_______________________________________
Name:
Title:


FIRST UNION NATIONAL BANK



By:_______________________________________
Name:
Title:


PHIL1\106185-5